CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Maximum aggregate offering price	Amount of registration fee(1) (2)
Medium-Term Senior Notes, Series N	$4,000,000	$463.60

(1)  Calculated in accordance with Rule 457(r) of the Securities Act.

(2)  Pursuant to Rule 457(p) under the Securities Act, the $16,989.92 remaining of the registration fees previously paid with respect to unsold securities registered on Post-Effective Amendment No. 1 to Registration Statement File No. 333-157386, filed on February 11, 2011 by Citigroup Funding Inc., a wholly owned subsidiary of Citigroup Inc., and Registration Statement File No. 333-172554, filed on March 2, 2011 by Citigroup Funding Inc., and previously carried forward with respect to unsold securities registered on Registration Statement File No. 333-192302, filed on November 13, 2013 by Citigroup Inc., is being carried forward, of which $463.60 is offset against the registration fee due for this offering and of which $16,526.32 remains available for future registration fee offset. The most recent filing utilizing a portion of the registration fees previously paid with respect to unsold securities registered on these registration statements was filed on December 23, 2016. No additional registration fee has been paid with respect to this offering.  The effectiveness of each of the registration statements referred to in this footnote (2) has expired.  Please refer to footnote (1) to the “Calculation of Registration Fee” table in Post-Effective Amendment No. 1 to Registration Statement File No. 333-214120, filed on November 21, 2016 by Citigroup Inc.

Citigroup Global Markets Holdings Inc.	December 22, 2016 Medium-Term Senior Notes, Series N Pricing Supplement No. 2016-USNCH0274 Filed Pursuant to Rule 424(b)(2) Registration Statement Nos. 333-214120 and 333-214120-03

Callable Fixed-to-Contingent Coupon Equity Linked Securities Based on the Worst Performing of the S&P 500® Index, the Russell 2000® Index and the EURO STOXX 50® Index Due December 30, 2031

▪	The securities offered by this pricing supplement are unsecured senior debt securities issued by Citigroup Global Markets Holdings Inc. and guaranteed by Citigroup Inc. The securities offer fixed coupon payments for the first year following issuance at the rate specified below. After the first year, the securities offer the potential for contingent quarterly coupon payments at an annualized rate that, if all are paid, would produce a yield that is generally higher than the yield on our conventional debt securities of the same maturity. In exchange for the fixed coupon payments during the first year and this higher potential yield after the first year, you must be willing to accept the risks that (i) your actual yield may be lower than the yield on our conventional debt securities of the same maturity because you may not receive one or more, or any, contingent coupon payments and (ii) your actual yield may be negative because you may receive significantly less than the stated principal amount of your securities at maturity. These risks will depend on the performance of the worst performing of the S&P 500® Index, the Russell 2000® Index and the EURO STOXX 50® Index (each, an “underlying index”), as described below. You will be subject to risks associated with each underlying index and will be negatively affected by adverse movements in any underlying index regardless of the performance of the others. Although you will be exposed to downside risk with respect to the worst performing underlying index, you will not participate in any appreciation of any underlying index or receive any dividends paid on the stocks included in any underlying index.

▪	We have the right to call the securities for mandatory redemption on any coupon payment date beginning approximately one year after issuance.

▪	Investors in the securities must be willing to accept (i) an investment that may have limited or no liquidity and (ii) the risk of not receiving any payments due under the securities if we and Citigroup Inc. default on our obligations. All payments on the securities are subject to the credit risk of Citigroup Global Markets Holdings Inc. and Citigroup Inc.

KEY TERMS
Issuer:	Citigroup Global Markets Holdings Inc., a wholly owned subsidiary of Citigroup Inc.
Guarantee:	All payments due on the securities are fully and unconditionally guaranteed by Citigroup Inc.
Underlying indexes:	Underlying indexes	Initial index level*	Coupon barrier level**	Final barrier level***
	S&P 500® Index	2,260.96	1,695.72	1,130.48
	Russell 2000® Index	1,362.659	1,021.994	681.330
	EURO STOXX 50® Index	3,269.51	2,452.13	1,634.76
	* The closing level of the applicable underlying index on the pricing date ** For each underlying index, 75% of its initial index level *** For each underlying index, 50% of its initial index level
Aggregate stated principal amount:	$4,000,000
Stated principal amount:	$1,000 per security
Pricing date:	December 22, 2016
Issue date:	December 28, 2016
Valuation dates:	The 22nd day of each March, June, September and December, beginning in March 2018 and ending on December 22, 2031 (the “final valuation date”), each subject to postponement if such date is not a scheduled trading day for any underlying index or if certain market disruption events occur with respect to any underlying index
Maturity date:	Unless earlier redeemed by us, December 30, 2031
Coupon payment dates:	March 28, 2017, June 28, 2017, September 28, 2017, December 28, 2017 and the fifth business day after each valuation date beginning in March 2018, except that the coupon payment date following the final valuation date will be the maturity date
Coupon:

•  Fixed coupon. On each quarterly coupon payment date from the issue date to and including December 28, 2017, the securities will pay a coupon equal to 2.50% of the stated principal amount of the securities (approximately 10.00% per annum)

•  Contingent coupon. On each quarterly coupon payment date following and excluding December 28, 2017, unless previously redeemed, the securities will pay a contingent coupon equal to 2.50% of the stated principal amount of the securities (approximately 10.00% per annum) if and only if the closing level of the worst performing underlying index on the immediately preceding valuation date is greater than or equal to the applicable coupon barrier level. If the closing level of the worst performing underlying index on any quarterly valuation date is less than the applicable coupon barrier level, you will not receive any contingent coupon payment on the related coupon payment date.

Payment at maturity:

Unless earlier redeemed by us, you will be entitled to receive at maturity for each security you then hold:

▪   If the final index level of the worst performing underlying index on the final valuation date is greater than or equal to the applicable coupon barrier level: $1,000 plus the contingent coupon payment due at maturity

▪   If the final index level of the worst performing underlying index on the final valuation date is less than the applicable coupon barrier level but greater than or equal to the applicable final barrier level: $1,000

▪   If the final index level of the worst performing underlying index on the final valuation date is less than the applicable final barrier level:

$1,000 × the index performance factor of the worst performing underlying index on the final valuation date

If the final index level of the worst performing underlying index on the final valuation date is less than the applicable final barrier level, you will receive less than 50% of the stated principal amount of your securities, and possibly nothing, at maturity, and you will not receive any contingent coupon payment at maturity.

Underwriting fee and issue price:	Issue price(1)	Underwriting fee(2)	Proceeds to issuer
Per security:	$1,000.00	$40.00	$960.00
Total:	$4,000,000.00	$160,000.00	$3,840,000.00

(Key Terms continued on next page)

(1) On the date of this pricing supplement, the estimated value of the securities is $931.40 per security, which is less than the issue price. The estimated value of the securities is based on Citigroup Global Markets Inc.’s (“CGMI”) proprietary pricing models and our internal funding rate. It is not an indication of actual profit to CGMI or other of our affiliates, nor is it an indication of the price, if any, at which CGMI or any other person may be willing to buy the securities from you at any time after issuance. See “Valuation of the Securities” in this pricing supplement.

(2) For more information on the distribution of the securities, see “Supplemental Plan of Distribution” in this pricing supplement. In addition to the underwriting fee, CGMI and its affiliates may profit from hedging activity related to this offering, even if the value of the securities declines. See “Use of Proceeds and Hedging” in the accompanying prospectus.

Investing in the securities involves risks not associated with an investment in conventional debt securities. See “Summary Risk Factors” beginning on page PS-4.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of the securities or determined that this pricing supplement and the accompanying product supplement, underlying supplement, prospectus supplement and prospectus is truthful or complete. Any representation to the contrary is a criminal offense. You should read this pricing supplement together with the accompanying product supplement, underlying supplement, prospectus supplement and prospectus, each of which can be accessed via the hyperlinks below:

Product Supplement No. EA-04-04 dated October 14, 2016      Underlying Supplement No. 5 dated October 14, 2016

Prospectus and Prospectus Supplement each dated October 14, 2016

The securities are not bank deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

Citigroup Global Markets	Incapital LLC

Citigroup Global Markets Holdings Inc.
Callable Fixed-to-Contingent Coupon Equity Linked Securities Based on the Worst Performing of the S&P 500® Index, the Russell 2000® Index and the EURO STOXX 50® Index Due December 30, 2031

KEY TERMS (continued)
Redemption:	We may call the securities, in whole and not in part, for mandatory redemption on any coupon payment date beginning December 28, 2017 upon not less than five business days’ notice. Following an exercise of our call right, you will receive for each security you then hold an amount in cash equal to $1,000 plus the related coupon payment, if any.
Final index level:	For each underlying index, its closing level on the final valuation date
Index performance factor:	For each underlying index on any valuation date, its closing level on that valuation date divided by its initial index level
Worst performing underlying index:	For any valuation date, the underlying index with the lowest index performance factor on that valuation date
Listing:	The securities will not be listed on any securities exchange
CUSIP / ISIN:	17324CDE3 / US17324CDE30
Underwriters:	CGMI, an affiliate of Citigroup Global Markets Holdings Inc., as lead agent, and Incapital LLC, as agent, each acting as principal

Additional Information

The terms of the securities are set forth in the accompanying product supplement, prospectus supplement and prospectus, as supplemented by this pricing supplement. The accompanying product supplement, prospectus supplement and prospectus contain important disclosures that are not repeated in this pricing supplement. For example, certain events may occur that could affect whether you receive a coupon payment on a coupon payment date as well as your payment at maturity. These events and their consequences are described in the accompanying product supplement in the sections “Description of the Securities—Certain Additional Terms for Securities Linked to an Underlying Index—Consequences of a Market Disruption Event; Postponement of a Valuation Date” and “—Discontinuance or Material Modification of an Underlying Index,” and not in this pricing supplement. The accompanying underlying supplement contains important disclosures regarding each underlying index that are not repeated in this pricing supplement. It is important that you read the accompanying product supplement, underlying supplement, prospectus supplement and prospectus together with this pricing supplement in connection with your investment in the securities. Certain terms used but not defined in this pricing supplement are defined in the accompanying product supplement.

Hypothetical Examples

The examples below illustrate how to determine whether a contingent coupon will be paid with respect to a quarterly valuation date after the first year following issuance and how to calculate the payment at maturity on the securities, assuming the securities are not redeemed prior to maturity. You should understand that the term of the securities, and your opportunity to receive the coupon payments on the securities, may be limited to as short as one year if the securities are redeemed prior to the maturity date, which is not reflected in the examples below. For ease of analysis, figures in the table below may have been rounded.

The examples below are based on the following values in order to illustrate how the securities work:

Underlying index	Initial index level	Coupon barrier level	Final barrier level
S&P 500® Index	2,260.96	1,695.72 (75% of the applicable initial index level)	1,130.48 (50% of the applicable initial index level)
Russell 2000® Index	1,362.659	1,021.994 (75% of the applicable initial index level)	681.330 (50% of the applicable initial index level)
EURO STOXX 50® Index	3,269.51	2,452.13 (75% of the applicable initial index level)	1,634.76 (50% of the applicable initial index level)

Hypothetical Examples of Contingent Coupon Payments with Respect to a Quarterly Valuation Date after the First Year Following Issuance

The following examples illustrate the hypothetical contingent coupon payments with respect to three hypothetical quarterly valuation dates occurring after the first year following issuance.

	Hypothetical closing level of the S&P 500® Index	Hypothetical closing level of the Russell 2000® Index	Hypothetical closing level of the EURO STOXX 50® Index	Hypothetical contingent coupon payment per security
Example 1: Hypothetical Valuation Date 1	2,034.86 (index performance factor = 2,034.86 / 2,260.96 = 0.90)	1,498.92 (index performance factor = 1,498.92 / 1,362.659 = 1.10)	3,432.99 (index performance factor = 3,432.99 / 3,269.51 = 1.05)	$25.00
Example 2: Hypothetical Valuation Date 2	2,713.15 (index performance factor = 2,713.15 / 2,260.96 = 1.20)	681.33 (index performance factor = 681.33 / 1,362.659 = 0.50)	3,596.46 (index performance factor = 3,596.46 / 3,269.51 = 1.10)	$0.00

December 2016	PS-2

Citigroup Global Markets Holdings Inc.
Callable Fixed-to-Contingent Coupon Equity Linked Securities Based on the Worst Performing of the S&P 500® Index, the Russell 2000® Index and the EURO STOXX 50® Index Due December 30, 2031

Example 3: Hypothetical Valuation Date 3	1,356.58 (index performance factor = 1,356.58 / 2,260.96 = 0.60)	749.46 (index performance factor = 749.46 / 1,362.659 = 0.55)	1,307.80 (index performance factor = 1,307.80 / 3,269.51 = 0.40)	$0.00

Example 1: In this example, the S&P 500® Index has the lowest index performance factor and, therefore, is the worst performing underlying index. In this scenario, the closing level of the worst performing underlying index is greater than the applicable coupon barrier level and investors in the securities would receive the contingent coupon payment of $25.00 per security on the related coupon payment date.

Example 2: In this example, the Russell 2000® Index has the lowest index performance factor and, therefore, is the worst performing underlying index. In this scenario, the closing level of the worst performing underlying index is less than the applicable coupon barrier level and investors would not receive any contingent coupon payment on the related coupon payment date, even though the other underlying indexes have appreciated from their respective initial index levels.

Example 3: In this example, the EURO STOXX 50® Index has the lowest index performance factor and, therefore, is the worst performing underlying index. In this scenario, the closing level of the worst performing underlying index is less than the applicable coupon barrier level and investors would not receive any contingent coupon payment on the related coupon payment date. In this example, the closing levels of all of the underlying indexes are less than their respective coupon barrier levels.

Investors in the securities will not receive a contingent coupon payment after the first year following issuance if the closing level of the worst performing underlying index on the relevant valuation date is less than the applicable coupon barrier level, even if the closing levels of the other underlying indexes are greater than their respective coupon barrier levels.

Hypothetical Examples of the Payment at Maturity on the Securities

The following examples illustrate the payment at maturity on the securities as determined by the applicable final index levels of the underlying indexes on the final valuation date, assuming the securities have not been earlier redeemed.

	Hypothetical final index level of the S&P 500® Index	Hypothetical final index level of the Russell 2000® Index	Hypothetical final index level of the EURO STOXX 50® Index	Hypothetical payment at maturity per security
Example 4	2,374.01 (index performance factor = 2,374.01 / 2,260.96 = 1.05)	1,635.19 (index performance factor = 1,635.19 / 1,362.659 = 1.20)	4,250.36 (index performance factor = 4,250.36 / 3,269.51 = 1.30)	$1,025.00
Example 5	1,582.67 (index performance factor = 1,582.67 / 2,260.96 = 0.70)	817.60 (index performance factor = 817.60 / 1,362.659 = 0.60)	2,615.61 (index performance factor = 2,615.61 / 3,269.51 = 0.80)	$1,000.00
Example 6	2,713.15 (index performance factor = 2,713.15 / 2,260.96 = 1.20)	1,567.06 (index performance factor = 1,567.06 / 1,362.659 = 1.15)	1,307.80 (index performance factor = 1,307.80 / 3,269.51 = 0.40)	$400.00
Example 7	904.38 (index performance factor = 904.38 / 2,260.96 = 0.40)	272.53 (index performance factor = 272.53 / 1,362.659 = 0.20)	980.85 (index performance factor = 980.85 / 3,269.51 = 0.30)	$200.00

Example 4: In this example, the S&P 500® Index is the worst performing underlying index. In this scenario, the final index level of the worst performing underlying index is greater than the applicable coupon barrier level. Accordingly, at maturity, you would receive the stated principal amount of the securities plus the contingent coupon payment of $25.00 per security, but you would not participate in the appreciation of any of the underlying indexes.

Example 5: In this example, the Russell 2000® Index is the worst performing underlying index. In this scenario, the final index level of the worst performing underlying index is less than the applicable coupon barrier level but greater than the applicable final barrier level. Accordingly, at maturity, you would receive the $1,000.00 stated principal amount of the securities but you would not receive a contingent coupon payment at maturity.

Example 6: In this example, the EURO STOXX 50® Index is the worst performing underlying index. In this scenario, the final index level of the worst performing underlying index is less than the applicable final barrier level. Accordingly, at maturity, you would receive a payment per security calculated as follows:

Payment at maturity = $1,000 × index performance factor of the EURO STOXX 50® Index on the final valuation date

December 2016	PS-3

Citigroup Global Markets Holdings Inc.
Callable Fixed-to-Contingent Coupon Equity Linked Securities Based on the Worst Performing of the S&P 500® Index, the Russell 2000® Index and the EURO STOXX 50® Index Due December 30, 2031

= $1,000 × 0.40

= $400

In this scenario, you would receive significantly less than the stated principal amount of your securities at maturity. You would incur a loss based on the performance of the worst performing underlying index, even though the final index levels of the other underlying indexes were greater than the applicable initial index levels. In addition, because the final index level of the worst performing underlying index is below the applicable coupon barrier level, you will not receive any contingent coupon payment at maturity.

Example 7: In this example, the Russell 2000® Index is the worst performing underlying index and its final index level is less than the applicable final barrier level. Accordingly, at maturity, you would receive a payment per security calculated as follows:

Payment at maturity = $1,000 × index performance factor of the Russell 2000® Index on the final valuation date

= $1,000 × 0.20

= $200

In this scenario, because the closing level of the worst performing underlying index on the final valuation date is less than the applicable final barrier level, you would lose a significant portion of your investment in the securities. In addition, because the final index level of the worst performing underlying index is below the applicable coupon barrier level, you will not receive any contingent coupon payment at maturity.

If the closing level of the worst performing underlying index were less than the applicable coupon barrier level on each valuation date and less than the final barrier level on the final valuation date, you would not have received any coupon payments after the first year and, in addition, would incur a significant loss on your securities at maturity.

Summary Risk Factors

An investment in the securities is significantly riskier than an investment in conventional debt securities. The securities are subject to all of the risks associated with an investment in our conventional debt securities (guaranteed by Citigroup Inc.), including the risk that we and Citigroup Inc. may default on our obligations under the securities, and are also subject to risks associated with each of the underlying indexes. Accordingly, the securities are suitable only for investors who are capable of understanding the complexities and risks of the securities. You should consult your own financial, tax and legal advisors as to the risks of an investment in the securities and the suitability of the securities in light of your particular circumstances.

The following is a summary of certain key risk factors for investors in the securities. You should read this summary together with the more detailed description of risks relating to an investment in the securities contained in the section “Risk Factors Relating to the Securities” beginning on page EA-6 in the accompanying product supplement. You should also carefully read the risk factors included in the accompanying prospectus supplement and in the documents incorporated by reference in the accompanying prospectus, including Citigroup Inc.’s most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q, which describe risks relating to the business of Citigroup Inc. more generally.

▪	You may lose some or all of your investment. Unlike conventional debt securities, the securities do not provide for the repayment of the stated principal amount at maturity in all circumstances. If we do not redeem the securities prior to maturity, your payment at maturity will depend on the performance of the worst performing underlying index on the final valuation date. If the closing level of the worst performing underlying index on the final valuation date is less than the applicable final barrier level, you will lose 1% of the stated principal amount of the securities for every 1% by which the worst performing underlying index has declined from its initial index level, regardless of the performance of the other underlying indexes. You may lose up to all of your investment.

▪	After the first year following issuance, you will not receive any coupon payment for any quarter in which the closing level of the worst performing underlying index is less than the applicable coupon barrier level on the related valuation date. During the first year, the securities will pay a fixed quarterly coupon. However, after the first year, coupon payments are contingent. A contingent coupon payment will be made on a coupon payment date after the first year if and only if the closing level of the worst performing underlying index on the related valuation date is greater than or equal to the applicable coupon barrier level. If the closing level of the worst performing underlying index is less than the applicable coupon barrier level on any quarterly valuation date, you will not receive any contingent coupon payment on the related coupon payment date. After the first year, if the closing level of the worst performing underlying index is below the applicable coupon barrier level on each valuation date, you will not receive any contingent coupon payments over the remaining term of the securities.

▪	The securities are subject to the risks of all of the underlying indexes and will be negatively affected if any underlying index performs poorly, even if the others perform well. You are subject to risks associated with all of the underlying indexes. If any underlying index performs poorly, you will be negatively affected, even if the others perform well. The securities are not linked to a basket composed of the underlying indexes, where the better performance of one or two could ameliorate the poor

December 2016	PS-4

Citigroup Global Markets Holdings Inc.
Callable Fixed-to-Contingent Coupon Equity Linked Securities Based on the Worst Performing of the S&P 500® Index, the Russell 2000® Index and the EURO STOXX 50® Index Due December 30, 2031

performance of the other. Instead, you are subject to the full risks of whichever of the underlying indexes is the worst performing underlying index.

▪	You will not benefit in any way from the performance of the better performing underlying indexes. The return on the securities depends solely on the performance of the worst performing underlying index, and you will not benefit in any way from the performance of the better performing underlying indexes. The securities may underperform a similar investment in all of the underlying indexes or a similar alternative investment linked to a basket composed of the underlying indexes, since in such case the performance of the better performing underlying indexes would be blended with the performance of the worst performing underlying index, resulting in a better return than the return of the worst performing underlying index.

▪	You will be subject to risks relating to the relationship among the underlying indexes. It is preferable from your perspective for the underlying indexes to be correlated with each other, in the sense that they tend to increase or decrease at similar times and by similar magnitudes. By investing in the securities, you assume the risk that the underlying indexes will not exhibit this relationship. The less correlated the underlying indexes, the more likely it is that any one of the underlying indexes will perform poorly over the term of the securities. All that is necessary for the securities to perform poorly is for one of the underlying indexes to perform poorly; the performance of the underlying indexes that are not the worst performing underlying index is not relevant to your return on the securities. It is impossible to predict what the relationship among the underlying indexes will be over the term of the securities. The S&P 500® Index represents large capitalization stocks in the United States, the Russell 2000® Index represents small capitalization stocks in the United States and the EURO STOXX 50® Index represents large capitalization stocks in the Eurozone. Accordingly, the underlying indexes represent markets that differ in significant ways and, therefore, may not be correlated with each other.

▪	Higher coupon rates are associated with greater risk. The securities offer a fixed coupon payment in the first year and thereafter offer contingent coupon payments at an annualized rate that, if all are paid, would produce a yield that is generally higher than the yield on our conventional debt securities of the same maturity. This higher potential yield is associated with greater levels of expected risk as of the pricing date for the securities, including the risk that you may not receive a contingent coupon payment on one or more, or any, coupon payment dates after the first year and the risk that you may receive significantly less than the stated principal amount of your securities at maturity. The volatility of and the correlation among the underlying indexes are important factors affecting these risks. Greater expected volatility of, and lower expected correlation among, the underlying indexes as of the pricing date may result in a higher coupon rate, but would also represent a greater expected likelihood as of the pricing date that the closing level of the worst performing underlying index will be less than the applicable coupon barrier level on one or more valuation dates, such that you will not receive one or more, or any, contingent coupon payments after the first year, and that the closing level of the worst performing underlying index will be less than the applicable final barrier level on the final valuation date, such that you will not be repaid the stated principal amount of your securities at maturity.

▪	You may not be adequately compensated for assuming the downside risk of the worst performing underlying index. The potential coupon payments on the securities are the compensation you receive for assuming the downside risk of the worst performing underlying index, as well as all the other risks of the securities. That compensation is effectively “at risk” and may, therefore, be less than you currently anticipate. First, the actual yield you realize on the securities could be lower than you anticipate because the coupon is “contingent” after the first year and you may not receive a contingent coupon payment on one or more, or any, coupon payment dates after the first year. Second, the coupon payments are the compensation you receive not only for the downside risk of the worst performing underlying index, but also for all of the other risks of the securities, including the risk that we may redeem the securities prior to maturity, interest rate risk and our and Citigroup Inc.’s credit risk. If those other risks increase or are otherwise greater than you currently anticipate, the coupon payments may turn out to be inadequate to compensate you for all the risks of the securities, including the downside risk of the worst performing underlying index.

▪	The securities are riskier than securities with a shorter term. The securities are relatively long-dated, subject to our redemption right. Because the securities are relatively long-dated, the risks of the securities are heightened as compared to securities with a shorter term because, unless we redeem the securities, you will be subject to those risks for a longer period of time. In addition, the value of a longer-dated security is typically less than the value of an otherwise comparable security with a shorter term.

▪	We may redeem the securities at our option, which will limit your ability to receive the coupon payments. Beginning approximately one year after issuance, we may redeem the securities on any coupon payment date upon not less than five business days’ notice. In the event that we redeem the securities, you will receive the stated principal amount of your securities and the related coupon payment, if any. Thus, the term of the securities may be limited to as short as one year. If we redeem the securities prior to maturity, you will not receive any additional coupon payments. Moreover, you may not be able to reinvest your funds in another investment that provides a similar yield with a similar level of risk. If we redeem the securities prior to maturity, it is likely to be at a time when the underlying indexes are performing in a manner that would otherwise have been favorable to you. By contrast, if the underlying indexes are performing unfavorably from your perspective, we are less likely to redeem the securities. If we redeem the securities, we will do so at a time that is advantageous to us and without regard to your interests.

▪	The securities offer downside exposure to the underlying indexes, but no upside exposure to the underlying indexes. You will not participate in any appreciation in the level of the underlying indexes over the term of the securities. Consequently, your return on the securities will be limited to the coupon payments you receive, if any, and may be significantly less than the return on the underlying indexes over the term of the securities. In addition, you will not receive any dividends or distributions or have any other rights with respect to the underlying indexes or the stocks included in the underlying indexes.

December 2016	PS-5

Citigroup Global Markets Holdings Inc.
Callable Fixed-to-Contingent Coupon Equity Linked Securities Based on the Worst Performing of the S&P 500® Index, the Russell 2000® Index and the EURO STOXX 50® Index Due December 30, 2031

▪	After the first year following issuance, the performance of the securities will depend on the closing levels of the underlying indexes solely on the relevant valuation dates, which makes the securities particularly sensitive to the volatility of the underlying indexes. After the first year following issuance, whether the contingent coupon will be paid for any given quarter will depend on the closing levels of the underlying indexes solely on the applicable quarterly valuation dates, regardless of the closing levels of the underlying indexes on other days during the term of the securities. If we do not redeem the securities, your payment at maturity will depend solely on the closing level of the worst performing underlying index on the final valuation date, and not on any other day during the term of the securities. Because the performance of the securities depends on the closing levels of the underlying indexes on a limited number of dates, the securities will be particularly sensitive to volatility in the closing levels of the underlying indexes. You should understand that each of the underlying indexes has historically been highly volatile.

▪	The securities are subject to the credit risk of Citigroup Global Markets Holdings Inc. and Citigroup Inc. If we default on our obligations under the securities and Citigroup Inc. defaults on its guarantee obligations, you may not receive any amounts owed to you under the securities.

▪	The securities will not be listed on a securities exchange and you may not be able to sell them prior to maturity. The securities will not be listed on any securities exchange. Therefore, there may be little or no secondary market for the securities. CGMI currently intends to make a secondary market in relation to the securities and to provide an indicative bid price for the securities on a daily basis. Any indicative bid price for the securities provided by CGMI will be determined in CGMI’s sole discretion, taking into account prevailing market conditions and other relevant factors, and will not be a representation by CGMI that the securities can be sold at that price, or at all. CGMI may suspend or terminate making a market and providing indicative bid prices without notice, at any time and for any reason. If CGMI suspends or terminates making a market, there may be no secondary market at all for the securities because it is likely that CGMI will be the only broker-dealer that is willing to buy your securities prior to maturity. Accordingly, an investor must be prepared to hold the securities until maturity.

▪	The estimated value of the securities on the pricing date, based on CGMI’s proprietary pricing models and our internal funding rate, is less than the issue price. The difference is attributable to certain costs associated with selling, structuring and hedging the securities that are included in the issue price. These costs include (i) the selling concessions paid in connection with the offering of the securities, (ii) hedging and other costs incurred by us and our affiliates in connection with the offering of the securities and (iii) the expected profit (which may be more or less than actual profit) to CGMI or other of our affiliates in connection with hedging our obligations under the securities. These costs adversely affect the economic terms of the securities because, if they were lower, the economic terms of the securities would be more favorable to you. The economic terms of the securities are also likely to be adversely affected by the use of our internal funding rate, rather than our secondary market rate, to price the securities. See “The estimated value of the securities would be lower if it were calculated based on our secondary market rate” below.

▪	The estimated value of the securities was determined for us by our affiliate using proprietary pricing models. CGMI derived the estimated value disclosed on the cover page of this pricing supplement from its proprietary pricing models. In doing so, it may have made discretionary judgments about the inputs to its models, such as the volatility of and correlation among the underlying indexes, dividend yields on the stocks included in the underlying indexes and interest rates. CGMI’s views on these inputs may differ from your or others’ views, and as an underwriter in this offering, CGMI’s interests may conflict with yours. Both the models and the inputs to the models may prove to be wrong and therefore not an accurate reflection of the value of the securities. Moreover, the estimated value of the securities set forth on the cover page of this pricing supplement may differ from the value that we or our affiliates may determine for the securities for other purposes, including for accounting purposes. You should not invest in the securities because of the estimated value of the securities. Instead, you should be willing to hold the securities to maturity irrespective of the initial estimated value.

▪	The estimated value of the securities would be lower if it were calculated based on our secondary market rate. The estimated value of the securities included in this pricing supplement is calculated based on our internal funding rate, which is the rate at which we are willing to borrow funds through the issuance of the securities. Our internal funding rate is generally lower than our secondary market rate, which is the rate that CGMI will use in determining the value of the securities for purposes of any purchases of the securities from you in the secondary market. If the estimated value included in this pricing supplement were based on our secondary market rate, rather than our internal funding rate, it would likely be lower. We determine our internal funding rate based on factors such as the costs associated with the securities, which are generally higher than the costs associated with conventional debt securities, and our liquidity needs and preferences. Our internal funding rate is not the same as the coupon that is payable on the securities.

Because there is not an active market for traded instruments referencing our outstanding debt obligations, CGMI determines our secondary market rate based on the market price of traded instruments referencing the debt obligations of Citigroup Inc., our parent company and the guarantor of all payments due on the securities, but subject to adjustments that CGMI makes in its sole discretion. As a result, our secondary market rate is not a market-determined measure of our creditworthiness, but rather reflects the market’s perception of our parent company’s creditworthiness as adjusted for discretionary factors such as CGMI’s preferences with respect to purchasing the securities prior to maturity.

▪	The estimated value of the securities is not an indication of the price, if any, at which CGMI or any other person may be willing to buy the securities from you in the secondary market. Any such secondary market price will fluctuate over the term

December 2016	PS-6

Citigroup Global Markets Holdings Inc.
Callable Fixed-to-Contingent Coupon Equity Linked Securities Based on the Worst Performing of the S&P 500® Index, the Russell 2000® Index and the EURO STOXX 50® Index Due December 30, 2031

of the securities based on the market and other factors described in the next risk factor. Moreover, unlike the estimated value included in this pricing supplement, any value of the securities determined for purposes of a secondary market transaction will be based on our secondary market rate, which will likely result in a lower value for the securities than if our internal funding rate were used. In addition, any secondary market price for the securities will be reduced by a bid-ask spread, which may vary depending on the aggregate stated principal amount of the securities to be purchased in the secondary market transaction, and the expected cost of unwinding related hedging transactions. As a result, it is likely that any secondary market price for the securities will be less than the issue price.

▪	The value of the securities prior to maturity will fluctuate based on many unpredictable factors. The value of your securities prior to maturity will fluctuate based on the level and volatility of the underlying indexes and a number of other factors, including the price and volatility of the stocks included in the underlying indexes, the correlation among the underlying indexes, dividend yields on the stocks included in the underlying indexes, the volatility of the exchange rate between the U.S. dollar and the euro, the correlation between that exchange rate and the level of the EURO STOXX 50® Index, interest rates generally, the time remaining to maturity and our and Citigroup Inc.’s creditworthiness, as reflected in our secondary market rate. You should understand that the value of your securities at any time prior to maturity may be significantly less than the issue price.

▪	Immediately following issuance, any secondary market bid price provided by CGMI, and the value that will be indicated on any brokerage account statements prepared by CGMI or its affiliates, will reflect a temporary upward adjustment. The amount of this temporary upward adjustment will steadily decline to zero over the temporary adjustment period. See “Valuation of the Securities” in this pricing supplement.

▪	The securities are linked to the Russell 2000® Index and will be subject to risks associated with small capitalization stocks. The stocks that constitute the Russell 2000® Index are issued by companies with relatively small market capitalization. The stock prices of smaller companies may be more volatile than stock prices of large capitalization companies. These companies tend to be less well-established than large market capitalization companies. Small capitalization companies may be less able to withstand adverse economic, market, trade and competitive conditions relative to larger companies. Small capitalization companies are less likely to pay dividends on their stocks, and the presence of a dividend payment could be a factor that limits downward stock price pressure under adverse market conditions.

▪	The EURO STOXX 50® Index is subject to risks associated with foreign equity securities. Investments in securities linked to the value of foreign equity securities involve risks associated with the securities markets in those countries, including risks of volatility in those markets, governmental intervention in those markets and cross-shareholdings in companies in certain countries. Also, there is generally less publicly available information about foreign companies than about U.S. companies that are subject to the reporting requirements of the SEC, and foreign companies are generally subject to accounting, auditing and financial reporting standards and requirements and securities trading rules that are different from those applicable to U.S. reporting companies. The prices of securities issued in foreign markets may be affected by political, economic, financial and social factors in those countries, or global regions, including changes in government, economic and fiscal policies and currency exchange laws.

▪	The performance of the EURO STOXX 50® Index will not be adjusted for changes in the exchange rate between the euro and the U.S. dollar. The EURO STOXX 50® Index is composed of stocks traded in euro, the value of which may be subject to a high degree of fluctuation relative to the U.S. dollar. However, the performance of the EURO STOXX 50® Index and the value of your securities will not be adjusted for exchange rate fluctuations. If the euro appreciates relative to the U.S. dollar over the term of the securities, the performance of the EURO STOXX 50® Index as measured for purposes of the securities will be less than it would have been if it offered exposure to that appreciation in addition to the change in the prices of the underlying stocks.

▪	Changes that affect the underlying indexes may affect the value of your securities. The sponsors of the S&P 500® Index, the Russell 2000® Index and the EURO STOXX 50® Index may add, delete or substitute the stocks that constitute those indexes or make other methodological changes that could affect the levels of those indexes. We are not affiliated with any such index sponsor and, accordingly, we have no control over any changes any such index sponsor may make. Such changes could be made at any time and could adversely affect the performance of the underlying indexes and the value of and your payment at maturity on the securities.

▪	Our offering of the securities is not a recommendation of any of the underlying indexes. The fact that we are offering the securities does not mean that we believe that investing in an instrument linked to the underlying indexes is likely to achieve favorable returns. In fact, as we are part of a global financial institution, our affiliates may have positions (including short positions) in the stocks that constitute the underlying indexes or in instruments related to the underlying indexes, and may publish research or express opinions, that in each case are inconsistent with an investment linked to the underlying indexes. These and other of our affiliates’ activities may affect the levels of the underlying indexes in a way that has a negative impact on your interests as a holder of the securities.

▪	The level of an underlying index may be adversely affected by our or our affiliates’ hedging and other trading activities. We have hedged our obligations under the securities through CGMI or other of our affiliates, who have taken positions directly in the stocks included in the S&P 500® Index, the Russell 2000® Index and the EURO STOXX 50® Index and other financial instruments related to the underlying indexes or the stocks included in the underlying indexes and may adjust such positions during the term of the securities. Our affiliates also trade the stocks included in the S&P 500® Index, the Russell 2000® Index and the EURO STOXX 50® Index and other related financial instruments on a regular basis (taking long or short positions or both), for their

December 2016	PS-7

Citigroup Global Markets Holdings Inc.
Callable Fixed-to-Contingent Coupon Equity Linked Securities Based on the Worst Performing of the S&P 500® Index, the Russell 2000® Index and the EURO STOXX 50® Index Due December 30, 2031

accounts, for other accounts under their management or to facilitate transactions on behalf of customers. These activities could affect the levels of the underlying indexes in a way that negatively affects the value of the securities. They could also result in substantial returns for us or our affiliates while the value of the securities declines.

▪	We and our affiliates may have economic interests that are adverse to yours as a result of our affiliates’ business activities. Our affiliates may currently or from time to time engage in business with the issuers of the stocks included in the underlying indexes, including extending loans to, making equity investments in or providing advisory services to such companies. In the course of this business, we or our affiliates may acquire non-public information which we will not disclose to you. Moreover, if any of our affiliates is or becomes a creditor of any such company, they may exercise any remedies against such company that are available to them without regard to your interests.

▪	The calculation agent, which is an affiliate of ours, will make important determinations with respect to the securities. If certain events occur, such as market disruption events or the discontinuance of an underlying index, CGMI, as calculation agent, will be required to make discretionary judgments that could significantly affect your payment at maturity. In making these judgments, the calculation agent’s interests as an affiliate of ours could be adverse to your interests as a holder of the securities.

▪	The U.S. federal tax consequences of an investment in the securities are unclear. There is no direct legal authority regarding the proper U.S. federal tax treatment of the securities, and we do not plan to request a ruling from the Internal Revenue Service (the “IRS”). Consequently, significant aspects of the tax treatment of the securities are uncertain, and the IRS or a court might not agree with the treatment of the securities as described in “United States Federal Tax Considerations” below. If the IRS were successful in asserting an alternative treatment, the tax consequences of ownership and disposition of the securities might be materially and adversely affected. As described in the accompanying product supplement under “United States Federal Tax Considerations,” in 2007 the U.S. Treasury Department and the IRS released a notice requesting comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. While it is not clear whether the securities would be viewed as similar to the typical prepaid forward contract described in the notice, it is possible that any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, including the character and timing of income or loss and the degree, if any, to which income realized by non-U.S. persons should be subject to withholding tax, possibly with retroactive effect. You should read carefully the discussion under “United States Federal Tax Considerations” and “Risk Factors Relating to the Securities” in the accompanying product supplement and “United States Federal Tax Considerations” in this pricing supplement. You should also consult your tax adviser regarding the U.S. federal tax consequences of an investment in the securities, as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

As described in “United States Federal Tax Considerations” below, in connection with any information reporting requirements we may have in respect of the securities under applicable law, we intend to treat a portion of each coupon payment as attributable to interest and the remainder to option premium. However, in light of the uncertain treatment of the securities, it is possible that other persons having withholding or information reporting responsibility in respect of the securities may treat a security differently, for instance, by treating the entire coupon payment as ordinary income at the time received or accrued by a holder and/or treating some or all of each coupon payment on a security to a non-U.S. investor as subject to withholding tax at a rate of 30%. If withholding applies to the securities, we will not be required to pay any additional amounts with respect to amounts so withheld.

Information About the S&P 500® Index

The S&P 500® Index consists of 500 common stocks selected to provide a performance benchmark for the large capitalization segment of the U.S. equity markets. It is calculated and maintained by S&P Dow Jones Indices LLC. The S&P 500® Index is reported by Bloomberg L.P. under the ticker symbol “SPX.”

“Standard & Poor’s,” “S&P” and “S&P 500®” are trademarks of Standard & Poor’s Financial Services LLC and have been licensed for use by Citigroup Inc. and its affiliates. For more information, see “Equity Index Descriptions—The S&P U.S. Indices—License Agreement” in the accompanying underlying supplement. Please refer to the sections “Equity Index Descriptions—The S&P U.S. Indices—The S&P 500® Index” in the accompanying underlying supplement for important disclosures regarding the S&P 500® Index.

Historical Information

The closing level of the S&P 500® Index on December 22, 2016 was 2,260.96.

The graph below shows the closing levels of the S&P 500® Index for each day such level was available from January 3, 2011 to December 22, 2016. We obtained the closing levels from Bloomberg L.P., without independent verification. You should not take the historical levels of the S&P 500® Index as an indication of future performance.

December 2016	PS-8

Citigroup Global Markets Holdings Inc.
Callable Fixed-to-Contingent Coupon Equity Linked Securities Based on the Worst Performing of the S&P 500® Index, the Russell 2000® Index and the EURO STOXX 50® Index Due December 30, 2031

S&P 500® Index – Historical Closing Levels January 3, 2011 to December 22, 2016

Information About the Russell 2000® Index

The Russell 2000® Index is designed to track the performance of the small capitalization segment of the U.S. equity market. All stocks included in the Russell 2000® Index are traded on a major U.S. exchange. It is calculated and maintained by Russell Investments, a subsidiary of Russell Investment Group. The Russell 2000® Index is reported by Bloomberg L.P. under the ticker symbol “RTY.”

“Russell 2000® Index” is a trademark of Russell Investment Group and has been licensed for use by Citigroup Inc. and its affiliates. For more information, see “Equity Index Descriptions—The Russell Indices—License Agreement” in the accompanying underlying supplement.

Please refer to the section “Equity Index Descriptions—Russell 2000® Index” in the accompanying underlying supplement for important disclosures regarding the Russell 2000® Index.

Historical Information

The closing level of the Russell 2000® Index on December 22, 2016 was 1,362.659.

The graph below shows the closing levels of the Russell 2000® Index for each day such level was available from January 3, 2011 to December 22, 2016. We obtained the closing levels from Bloomberg L.P., without independent verification. You should not take the historical levels of the Russell 2000® Index as an indication of future performance.

Russell 2000® Index – Historical Closing Levels January 3, 2011 to December 22, 2016

December 2016	PS-9

Citigroup Global Markets Holdings Inc.
Callable Fixed-to-Contingent Coupon Equity Linked Securities Based on the Worst Performing of the S&P 500® Index, the Russell 2000® Index and the EURO STOXX 50® Index Due December 30, 2031

Information About the EURO STOXX 50® Index

The EURO STOXX 50® Index is composed of 50 component stocks of market sector leaders from within the 19 EURO STOXX® Supersector indices, which represent the Eurozone portion of the STOXX Europe 600® Supersector indices. The STOXX Europe 600® Supersector indices contain the 600 largest stocks traded on the major exchanges of 18 European countries. The EURO STOXX 50® Index is reported by Bloomberg L.P. under the ticker symbol “SX5E.”

STOXX Limited (“STOXX”) and its licensors and CGMI have entered into a non-exclusive license agreement providing for the license to CGMI and its affiliates, in exchange for a fee, of the right to use the EURO STOXX 50® Index, which is owned and published by STOXX, in connection with certain financial instruments, including the securities. For more information, see “Equity Index Descriptions—The EURO STOXX 50® Index—License Agreement” in the accompanying underlying supplement.

Please refer to the section “Equity Index Descriptions—The EURO STOXX 50® Index” in the accompanying underlying supplement for important disclosures regarding the EURO STOXX 50® Index.

Historical Information

The closing level of the EURO STOXX 50® Index on December 22, 2016 was 3,269.51.

The graph below shows the closing levels of the EURO STOXX 50® Index for each day such level was available from January 3, 2011 to December 22, 2016. We obtained the closing levels from Bloomberg L.P., without independent verification. You should not take the historical levels of the EURO STOXX 50® Index as an indication of future performance.

EURO STOXX 50® Index – Historical Closing Levels January 3, 2011 to December 22, 2016

United States Federal Tax Considerations

You should read carefully the discussion under “United States Federal Tax Considerations” and “Risk Factors Relating to the Securities” in the accompanying product supplement and “Summary Risk Factors” in this pricing supplement.

Due to the lack of any controlling legal authority, there is substantial uncertainty regarding the U.S. federal tax consequences of an investment in the securities. In connection with any information reporting requirements we may have in respect of the securities under applicable law, we intend (in the absence of an administrative determination or judicial ruling to the contrary) to treat a security as a put option (the “Put Option”) written by you with respect to the underlying shares, secured by a cash deposit equal to the stated principal amount of the security (the “Deposit”). In the opinion of our tax counsel, Davis Polk & Wardwell LLP, which is based on current market conditions, this treatment of the securities is reasonable under current law; however, our tax counsel has advised us that it is unable to conclude affirmatively that this treatment is more likely than not to be upheld, and that alternative treatments are possible. Under this treatment:

•	a portion of each coupon payment made with respect to the securities will be attributable to interest on the Deposit; and

•	the remainder will represent premium attributable to your grant of the Put Option (“Put Premium”).

We will treat 20.44% of each coupon payment as interest on the Deposit and 79.56% as Put Premium for each security.

December 2016	PS-10

Citigroup Global Markets Holdings Inc.
Callable Fixed-to-Contingent Coupon Equity Linked Securities Based on the Worst Performing of the S&P 500® Index, the Russell 2000® Index and the EURO STOXX 50® Index Due December 30, 2031

Assuming the treatment of a security as a Put Option and a Deposit is respected, amounts treated as interest on the Deposit should be taxed as ordinary interest income, while the Put Premium should not be taken into account prior to maturity or disposition of the securities. See “United States Federal Tax Considerations—Tax Consequences to U.S. Holders” in the accompanying product supplement.

Subject to the discussion in the section of the accompanying product supplement entitled “United States Federal Tax Considerations,” if you are a Non-U.S. Holder (as defined in the accompanying product supplement) of the securities, under current law you generally should not be subject to U.S. federal withholding or income tax in respect of any amount paid to you with respect to the securities, provided that (i) income in respect of the securities is not effectively connected with your conduct of a trade or business in the United States, and (ii) you comply with the applicable certification requirements.

We do not plan to request a ruling from the IRS regarding the treatment of the securities, and the IRS or a court might not agree with the treatment described herein. In addition, the U.S. Treasury Department and the IRS have released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts.” While it is not clear whether the securities would be viewed as similar to the typical prepaid forward contract described in the notice, it is possible that any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, including the character and timing of income or loss and the degree, if any, to which income realized by non-U.S. persons should be subject to withholding tax, possibly with retroactive effect.

While we currently do not intend to withhold on payments on the securities to Non-U.S. Holders (subject to compliance with the applicable certification requirements and the discussions in the accompanying product supplement regarding “FATCA”), in light of the uncertain treatment of the securities other persons having withholding or information reporting responsibility in respect of the securities may treat some or all of each coupon payment on a security as subject to withholding tax at a rate of 30%. Moreover, it is possible that in the future we may determine that we should withhold at a rate of 30% on coupon payments on the securities. We will not be required to pay any additional amounts with respect to amounts withheld.

You should read the section entitled “United States Federal Tax Considerations” in the accompanying product supplement. The preceding discussion, when read in combination with that section, constitutes the full opinion of Davis Polk & Wardwell LLP regarding the material U.S. federal tax consequences of owning and disposing of the securities.

You should also consult your tax adviser regarding all aspects of the U.S. federal income and estate tax consequences of an investment in the securities and any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Supplemental Plan of Distribution

CGMI, an affiliate of Citigroup Inc. and the lead agent for the sale of the securities, will purchase all of the securities offered by this pricing supplement at the issue price set forth on the cover page of this pricing supplement less the underwriting fee set forth on the cover page of this pricing supplement and will sell all of such securities to Incapital LLC, as agent for the sale of the securities, at the same price. Incapital LLC will, in turn, offer the securities to the public at the issue price set forth on the cover page of this pricing supplement and/or to selected dealers at the issue price less a selling concession not in excess of the underwriting fee set forth on the cover page of this pricing supplement. If all of the securities are not sold at the initial issue price, CGMI may change the issue price and other selling terms. For the avoidance of doubt, the fees and selling concessions described in this pricing supplement will not be rebated if we redeem the securities prior to maturity.

CGMI is an affiliate of ours. Accordingly, this offering will conform with the requirements addressing conflicts of interest when distributing the securities of an affiliate set forth in Rule 5121 of the Financial Industry Regulatory Authority. Client accounts over which Citigroup Inc. or its subsidiaries have investment discretion will not be permitted to purchase the securities, either directly or indirectly, without the prior written consent of the client.

See “Plan of Distribution; Conflicts of Interest” in the accompanying product supplement and “Plan of Distribution” in each of the accompanying prospectus supplement and prospectus for additional information.

A portion of the net proceeds from the sale of the securities will be used to hedge our obligations under the securities. We have hedged our obligations under the securities through CGMI or other of our affiliates. CGMI or such other of our affiliates may profit from this hedging activity even if the value of the securities declines. This hedging activity could affect the closing levels of the underlying indexes and, therefore, the value of and your return on the securities. For additional information on the ways in which our counterparties may hedge our obligations under the securities, see “Use of Proceeds and Hedging” in the accompanying prospectus.

Valuation of the Securities

CGMI calculated the estimated value of the securities set forth on the cover page of this pricing supplement based on proprietary pricing models. CGMI’s proprietary pricing models generated an estimated value for the securities by estimating the value of a hypothetical package of financial instruments that would replicate the payout on the securities, which consists of a fixed-income bond (the “bond component”) and one or more derivative instruments underlying the economic terms of the securities (the “derivative component”). CGMI calculated the estimated value of the bond component using a discount rate based on our internal funding rate. CGMI calculated the estimated value of the derivative component based on a proprietary derivative-pricing model, which generated a

December 2016	PS-11

Citigroup Global Markets Holdings Inc.
Callable Fixed-to-Contingent Coupon Equity Linked Securities Based on the Worst Performing of the S&P 500® Index, the Russell 2000® Index and the EURO STOXX 50® Index Due December 30, 2031

theoretical price for the instruments that constitute the derivative component based on various inputs, including the factors described under “Summary Risk Factors—The value of the securities prior to maturity will fluctuate based on many unpredictable factors” in this pricing supplement, but not including our or Citigroup Inc.’s creditworthiness. These inputs may be market-observable or may be based on assumptions made by CGMI in its discretionary judgment.

For a period of approximately six months following issuance of the securities, the price, if any, at which CGMI would be willing to buy the securities from investors, and the value that will be indicated for the securities on any brokerage account statements prepared by CGMI or its affiliates (which value CGMI may also publish through one or more financial information vendors), will reflect a temporary upward adjustment from the price or value that would otherwise be determined. This temporary upward adjustment represents a portion of the hedging profit expected to be realized by CGMI or its affiliates over the term of the securities. The amount of this temporary upward adjustment will decline to zero on a straight-line basis over the six-month temporary adjustment period. However, CGMI is not obligated to buy the securities from investors at any time. See “Summary Risk Factors—The securities will not be listed on a securities exchange and you may not be able to sell them prior to maturity.”

Certain Selling Restrictions

Hong Kong Special Administrative Region

The contents of this pricing supplement and the accompanying product supplement, underlying supplement, prospectus supplement and prospectus have not been reviewed by any regulatory authority in the Hong Kong Special Administrative Region of the People’s Republic of China (“Hong Kong”). Investors are advised to exercise caution in relation to the offer. If investors are in any doubt about any of the contents of this pricing supplement and the accompanying product supplement, underlying supplement, prospectus supplement and prospectus, they should obtain independent professional advice.

The securities have not been offered or sold and will not be offered or sold in Hong Kong by means of any document, other than

(i)	to persons whose ordinary business is to buy or sell shares or debentures (whether as principal or agent); or

(ii)	to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong (the “Securities and Futures Ordinance”) and any rules made under that Ordinance; or

(iii)	in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance; and

There is no advertisement, invitation or document relating to the securities which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to securities which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.

Non-insured Product: These securities are not insured by any governmental agency. These securities are not bank deposits and are not covered by the Hong Kong Deposit Protection Scheme.

Singapore

This pricing supplement and the accompanying product supplement, underlying supplement, prospectus supplement and prospectus have not been registered as a prospectus with the Monetary Authority of Singapore, and the securities will be offered pursuant to exemptions under the Securities and Futures Act, Chapter 289 of Singapore (the “Securities and Futures Act”). Accordingly, the securities may not be offered or sold or made the subject of an invitation for subscription or purchase nor may this pricing supplement or any other document or material in connection with the offer or sale or invitation for subscription or purchase of any securities be circulated or distributed, whether directly or indirectly, to any person in Singapore other than (a) to an institutional investor pursuant to Section 274 of the Securities and Futures Act, (b) to a relevant person under Section 275(1) of the Securities and Futures Act or to any person pursuant to Section 275(1A) of the Securities and Futures Act and in accordance with the conditions specified in Section 275 of the Securities and Futures Act, or (c) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the Securities and Futures Act. Where the securities are subscribed or purchased under Section 275 of the Securities and Futures Act by a relevant person which is:

(a)	a corporation (which is not an accredited investor (as defined in Section 4A of the Securities and Futures Act)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an individual who is an accredited investor, securities (as defined in Section 239(1) of the Securities and Futures Act) of that corporation or the beneficiaries~~'~~’ rights and interests (howsoever described) in that trust shall not be transferable for 6 months after that corporation or that trust has acquired the relevant securities pursuant to an offer under Section 275 of the Securities and Futures Act except:

December 2016	PS-12

Citigroup Global Markets Holdings Inc.
Callable Fixed-to-Contingent Coupon Equity Linked Securities Based on the Worst Performing of the S&P 500® Index, the Russell 2000® Index and the EURO STOXX 50® Index Due December 30, 2031

(i)	to an institutional investor or to a relevant person defined in Section 275(2) of the Securities and Futures Act or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the Securities and Futures Act; or

(ii)	where no consideration is or will be given for the transfer; or

(iii)	where the transfer is by operation of law; or

(iv)	pursuant to Section 276(7) of the Securities and Futures Act; or

(v)	as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (shares and Debentures) Regulations 2005 of Singapore.

Any securities referred to herein may not be registered with any regulator, regulatory body or similar organization or institution in any jurisdiction.

The securities are Specified Investment Products (as defined in the Notice on Recommendations on Investment Products and Notice on the Sale of Investment Product issued by the Monetary Authority of Singapore on 28 July 2011) that is neither listed nor quoted on a securities market or a futures market.

Non-insured Product: These securities are not insured by any governmental agency. These securities are not bank deposits. These securities are not insured products subject to the provisions of the Deposit Insurance and Policy Owners’ Protection Schemes Act 2011 of Singapore and are not eligible for deposit insurance coverage under the Deposit Insurance Scheme.

Validity of the Securities

In the opinion of Davis Polk & Wardwell LLP, as special products counsel to Citigroup Global Markets Holdings Inc., when the securities offered by this pricing supplement have been executed and issued by Citigroup Global Markets Holdings Inc. and authenticated by the trustee pursuant to the indenture, and delivered against payment therefor, such securities and the related guarantee of Citigroup Inc. will be valid and binding obligations of Citigroup Global Markets Holdings Inc. and Citigroup Inc., respectively, enforceable in accordance with their respective terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above. This opinion is given as of the date of this pricing supplement and is limited to the laws of the State of New York, except that such counsel expresses no opinion as to the application of state securities or Blue Sky laws to the securities.

In giving this opinion, Davis Polk & Wardwell LLP has assumed the legal conclusions expressed in the opinions set forth below of Scott L. Flood, General Counsel and Secretary of Citigroup Global Markets Holdings Inc., and Barbara Politi, Assistant General Counsel—Capital Markets of Citigroup Inc. In addition, this opinion is subject to the assumptions set forth in the letter of Davis Polk & Wardwell LLP dated October 14, 2016, which has been filed as an exhibit to a Current Report on Form 8-K filed by Citigroup Inc. on October 14, 2016, that the indenture has been duly authorized, executed and delivered by, and is a valid, binding and enforceable agreement of, the trustee and that none of the terms of the securities nor the issuance and delivery of the securities and the related guarantee, nor the compliance by Citigroup Global Markets Holdings Inc. and Citigroup Inc. with the terms of the securities and the related guarantee respectively, will result in a violation of any provision of any instrument or agreement then binding upon Citigroup Global Markets Holdings Inc. or Citigroup Inc., as applicable, or any restriction imposed by any court or governmental body having jurisdiction over Citigroup Global Markets Holdings Inc. or Citigroup Inc., as applicable.

In the opinion of Scott L. Flood, Secretary and General Counsel of Citigroup Global Markets Holdings Inc., (i) the terms of the securities offered by this pricing supplement have been duly established under the indenture and the Board of Directors (or a duly authorized committee thereof) of Citigroup Global Markets Holdings Inc. has duly authorized the issuance and sale of such securities and such authorization has not been modified or rescinded; (ii) Citigroup Global Markets Holdings Inc. is validly existing and in good standing under the laws of the State of New York; (iii) the indenture has been duly authorized, executed and delivered by Citigroup Global Markets Holdings Inc.; and (iv) the execution and delivery of such indenture and of the securities offered by this pricing supplement by Citigroup Global Markets Holdings Inc., and the performance by Citigroup Global Markets Holdings Inc. of its obligations thereunder, are within its corporate powers and do not contravene its certificate of incorporation or bylaws or other constitutive documents. This opinion is given as of the date of this pricing supplement and is limited to the laws of the State of New York.

Scott L. Flood, or other internal attorneys with whom he has consulted, has examined and is familiar with originals, or copies certified or otherwise identified to his satisfaction, of such corporate records of Citigroup Global Markets Holdings Inc., certificates or documents as he has deemed appropriate as a basis for the opinions expressed above. In such examination, he or such persons has assumed the legal capacity of all natural persons, the genuineness of all signatures (other than those of officers of Citigroup Global Markets Holdings Inc.), the authenticity of all documents submitted to him or such persons as originals, the conformity to original documents of all documents submitted to him or such persons as certified or photostatic copies and the authenticity of the originals of such copies.

In the opinion of Barbara Politi, Assistant General Counsel—Capital Markets of Citigroup Inc., (i) the Board of Directors (or a duly authorized committee thereof) of Citigroup Inc. has duly authorized the guarantee of such securities by Citigroup Inc. and such authorization has not been modified or rescinded; (ii) Citigroup Inc. is validly existing and in good standing under the laws of the State

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Citigroup Global Markets Holdings Inc.
Callable Fixed-to-Contingent Coupon Equity Linked Securities Based on the Worst Performing of the S&P 500® Index, the Russell 2000® Index and the EURO STOXX 50® Index Due December 30, 2031

of Delaware; (iii) the indenture has been duly authorized, executed and delivered by Citigroup Inc.; and (iv) the execution and delivery of such indenture, and the performance by Citigroup Inc. of its obligations thereunder, are within its corporate powers and do not contravene its certificate of incorporation or bylaws or other constitutive documents. This opinion is given as of the date of this pricing supplement and is limited to the General Corporation Law of the State of Delaware.

Barbara Politi, or other internal attorneys with whom she has consulted, has examined and is familiar with originals, or copies certified or otherwise identified to her satisfaction, of such corporate records of Citigroup Inc., certificates or documents as she has deemed appropriate as a basis for the opinions expressed above. In such examination, she or such persons has assumed the legal capacity of all natural persons, the genuineness of all signatures (other than those of officers of Citigroup Inc.), the authenticity of all documents submitted to her or such persons as originals, the conformity to original documents of all documents submitted to her or such persons as certified or photostatic copies and the authenticity of the originals of such copies.

Contact

Clients may contact their local brokerage representative. Third-party distributors may contact Citi Structured Investment Sales at (212) 723-7005.

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